Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-129390) on Form S-8 of our report dated June 28, 2010 appearing in the annual report on Form 11-K of Oppenheimer & Co. Inc. 401(k) Plan for the year ended December 31, 2009.

/s/ Plante & Moran,  PLLC

Auburn Hills, Michigan

June 28¸2010